As filed with the Securities and Exchange Commission on October 4, 2013
Registration No. 333-185956

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________

FORM S-1
Amendment #2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________

 (Exact Name of Registrant as Specified in Its Charter)

Halex Energy Corp

Nevada	4911	27-4720497
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9190 Double Diamond Parkway Reno, NV 89521 Telephone: (916) 293-6337	Laughlin Associates, Inc. 2533 N Carson Street Carson City, Nv 89706 Telephone: 1-800-648-0966
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)	(Name, address and telephone number of agent for service)

Copies to:
Andrew Grundman
Attorney at Law
1017 L Street 201
Sacramento, CA 95814
Phone: 916-273-4811
Fax: 916-273-4816
E-Mail: ag@grundmanlaw.com

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common	6,000,000	$.50 [1	]	$3,000,000	$409.20

[1] No exchange or over-the-counter market exists for Halex Energy Corp’s common stock. The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act” (Estimated for the sole purpose of calculating the registration fee).

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS
SUBJECT TO COMPLETION, DATED ___________,  2013

6,000,000 Shares of Common Stock
_____________________________________________

Halex Energy Corp is offering up to 6,000,000 common shares with a par value of $0.0001 at an offering price of $.50 per share. There is currently no public market for the common stock, moreover,

1.	This is a "self-underwritten" public offering, with no minimum purchase requirement

2.	Halex Energy Corp. is not using an underwriter for this offering; and

3.	There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

Our current Officer and Director Mr. Jeffery M. Lamberson will attempt to sell the shares on a best efforts basis for a period of up to twelve months from the effective date of this registration statement. The offering is not contingent upon any event or the sale of a minimum or maximum number of shares.

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary,” “Risk Factors,” and “Management’s Discussion and Analysis” herein of how and when we may lose emerging growth company status and the various exemptions that are available to us.

Halex Energy Corp, Inc. is a development stage company and currently has no operations. The Company has nominal operations and nominal assets, as such under Rule 144(i)(1) we are defined as a shell company. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for Halex Energy Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2013

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS	5
PROSPECTUS SUMMARY	6
RISK FACTORS AND UNCERTAINTIES	8
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
PLAN OF DISTRIBUTION	17
DESCRIPTION OF SECURITIES TO BE REGISTERED	17
INTEREST OF NAMED EXPERTS AND COUNSEL	19
DESCRIPTION OF THE BUSINESS	19
DESCRIPTION OF PROPERTY	25
LEGAL PROCEEDINGS	25
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	26
FINANCIAL STATEMENTS	31
MANAGEMENT’S DISCUSSION AND ANALYSIS	52
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	57
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS	57
EXECUTIVE COMPENSATION	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	59
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	60
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	62
CORPORATE GOVERNANCE	62
THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	62
TRANSFER AGENT AND REGISTRAR	63
LEGAL MATTERS	63
WHERE YOU CAN FIND MORE INFORMATION	63

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-2
EXHIBITS	II-3
UNDERTAKINGS	II-4
SIGNATURES	II-5

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

No dealer, salesperson or any other person is authorized in connection with this offering to give any information or make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

FORWARD-LOOKING INFORMATION

This prospectus and the exhibits attached hereto contain “forward-looking statements”. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, including plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

Unless otherwise indicated, any reference to “the Company”, “Halex” or “we”, “us”, or “our” refers to Halex Energy Corp.

PROSPECTUS SUMMARY

Company Overview

Halex Energy Corp. ("Halex") is a development stage company incorporated on January 20, 2011 under the laws of the State of Nevada. Our fiscal year end is December 31.  Our principal office is located at 9190 Double Diamond Parkway, Reno, NV 89521.   Our telephone number is 916.293.6337 and our e-mail is info@halexenergy.com.

Since becoming incorporated, Halex has not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Halex has never declared bankruptcy, never been in receivership, and never been involved in any legal actions or proceedings.

Halex is a development stage enterprise owning exclusive licenses from K’Air Energy (“K’Air”) for distribution, installation and operation of a renewable energy system in the state of California. K’Air is currently developing a prototype of this renewable energy system known as a Hybrid Renewable Energy System ("HRES").   We do not own any interest in any property.  We have no rights, title, interest or other intellectual property rights in the HRES system.  Currently, we have no further business planned if K’Air is unable to develop the proposed HRES and commercialize its use.

As of June 30, 2013, the date of company's last financial statements, Halex has raised $2,457 through the sale of common stock.  This sale was a purchase of 24,570,000 shares by the Company’s officer and director Jeff Lamberson and by the other founding shareholders. Halex also has raised $151,138 through the issuance of promissory notes to some of the founding shareholders.

As of June 30, 2013, we had $265 of cash on hand and had expenses from inception to June 30, 2013 of $251,160, which was related to corporate start-up fees. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The Company believes that we will need a minimum $20,000 to maintain the corporate entity, accounting and filings over the next 12 months and a minimum of $300,000 to carry out our operations and marketing preparation for the next 12 months.  For our audited financial information please see “Financial Statement” within this document below.

Management

As of the date of this prospectus, Halex has one Director, Jeffery Lamberson and two Officers, Jeffery Lamberson (President, Treasurer, CAO, CEO, and Secretary) and Alfred Foley, Vice President. Our Officers have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan. Other than the Officers/Director, there are no employees.

The Offering

Halex Energy Corp. is offering up to 6,000,000 shares of common stock at an offering price of $0.50 per share. There is currently no public market for our common stock. Moreover, there is no trading symbol assigned to the common stock. Halex Energy Corp.’s Officers and Director currently own 5,000,000 shares of restricted common stock.

Potential investors must be aware that if we are unable to raise proceeds through this offering we will be unable to complete our business plan, resulting in businesses failure and a complete loss of any investment made into the Company.

JOBS Act

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

▪	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act

▪	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.

▪
be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

▪
be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

▪	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

▪	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors and Uncertainties" beginning on page 8.

RISK FACTORS AND UNCERTAITIES

A purchase of shares is an investment in the Company’s common stock.  Any investment in the Company’s common stock involves a high degree of risk. Investors should consider carefully the following information about these risks, together with other information contained in this prospectus, before the purchase of any common stock.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the common stock.  The Company has listed the following risk factors which we believe material to an investment decision in this offering.

BECAUSE WE ARE A START-UP COMPANY WITH NO OPERATING HISTORY, INVESTORS WILL HAVE DIFFICULTY IN EVALUATION OF BUSINESS OR FUTURE PERFORMANCE.

The Company was recently formed and has no operations or operating results and therefore it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  An investor will be required to make an investment decision based solely on the Company’s management’s history and its projected operations.

IF K’AIR IS UNABLE TO FURTHER DEVELOP THE HRES PROTOTYPE, OPERATIONS MAY CEASE AND ANY INVESTMENT MADE INTO THE COMPANY WOULD BE LOST IN ITS ENTIRETY.

The HRES prototype remains under development. If K’air is unable to complete its development, our business would likely be forced to cease operations. If we cease or suspend our business operations any investment made into the company would likely be lost in its entirety.

BECAUSE OUR COMPANY RELIES SOLELY ON A THIRD-PARTY FOR RESEARCH AND DEVELOPMENT, UNTIL A COMMERCIALLY-VIABLE UNIT IS BEING MANUFACTURED, WE HAVE NO PRODUCT TO INSTALL OR OPERATE.

The Company relies on a third party for research and development of the HRES unit. During October, 2011, K'Air completed assembly and testing of the initial proof-of-concept prototype. From October, 2011 to current, modifications and further testing of the initial prototype has been towards making a commercially-viable prototype. For our purposes, a commercially-viable prototype means a unit that is economical to manufacture and operate. Although both the Company and K'Air believe that a commercially-viable prototype will be completed this year, until a fully-functioning model is finalized, we have no product.  K’Air informs us that that advancement had been made during the first, second and third quarters of 2013, and they expect to deliver a functioning product by the fourth quarter of 2013.

OUR SOLE SOURCE OF HRES EQUIPMENT IS THE MANUFACTURER THROUGH A DISTRIBUTOR AGREEMENT; FAILURE OF THE MANUFACTURER’S BUSINESS, LOSS OF THEIR INTELLECTUAL PROPERTY RIGHTS OR TERMINATION OF THE DISTRIBUTOR AGREEMENT COULD CAUSE OUR BUSINESS TO FAIL.

We have no rights, title, interest or other intellectual property rights in the HRES system.  The Energy Distributor Agreement dated September 1, 2013 between K’Air and Halex grants Halex a nontransferable license to install and use HRES units and/or to distribute the HRES units to end users within the State of California.

Should K’Air fail as a business venture, file bankruptcy, or otherwise be unavailable to produce the HRES Units, the Distributor Agreement could become meaningless, and our business would likely fail.

K’Air may be unable to adequately protect the intellectual property rights.  Global protection of their intellectual property rights is difficult.  While illegal copying of the technology in the U.S. can be addressed, our revenue could be affected by illegal importation of unlicensed use of HRES technology from countries where laws are less protective of intellectual property rights.  The absence of harmonized patent laws makes it difficult to ensure consistent respect for patent rights. Reductions in the legal protection for software intellectual property rights could adversely affect revenue.  If other products illegally using HRES Technology were to come on the market at a lower price, it is likely our business will fail.

Halex is required to abide by the terms of the Distributor Agreement. Noncompliance with certain terms could result in immediate termination of the agreement. Our agreement with K’Air is exclusive until December 31, 2013 at which time it converts into a non exclusive distributor agreement unless a fee of $50,000 is paid for a 1 year extension of the exclusive agreement. Termination of the Distributor Agreement would mean Halex has no product, and our business would likely fail.

HRES TECHNOLOGY IS CURRENTLY IN THE DEVELOPMENT PHASE, AND ULTIMATELY MAY NOT BE MARKETABLE.

HRES technology is still under development and ultimately may not prove efficient or marketable.

As part of the licensing agreement with the HRES manufacturer, the Company relies on fully functioning HRES technology for marketing, sales and licensing of the HRES technology.  There is no assurance this technology will be completely developed, or can be used effectively or efficiently.  If this technology is not developed within acceptable parameters of cost, effectiveness, and time, the Company will probably not be able to implement its anticipated business plan.  This could have a major negative impact on the Company.

IF WE ARE UNABLE TO SUCCESSFULLY COMPETE WITH LARGER COMPANIES INVOLVED IN THE ENERGY GENERATION SECTOR, OUR BUSINESS WILL FAIL.

We will compete for available sites, development leases, licenses and concessions and skilled industry personnel with other energy companies, many of which have significantly greater financial resources than us.  The energy industry is highly competitive.  Our competitors for the acquisition, production and development of alternative energy projects, and for capital to finance such activities, include companies that have greater financial and personnel resources available to them than we do.

WE MAY HAVE COMPETITORS WITH SIMILAR TECHNOLOGY.

We may have competitors developing similar technology or even more effective technology which could undermine our ability to market HRES technology.  It is possible that when the Company markets HRES technology, it will find similar competitive technologies already in the market or close to marketability.  If such competing technologies are being developed or marketed, the Company will have a more difficult time marketing its technology.

WE NEED TO OBTAIN ADDITIONAL FINANCING OR OUR BUSINESS WILL FAIL.

Our business plan calls for ongoing expenses in connection with the development, manufacture, construction and marketing of the HRES energy systems. Although working prototypes of the HRES system currently exist, a fully functional commercial HRES unit remains under development, and we are currently dependent upon completed development of such unit. Other than assurances from K’Air, we have no assurances a commercially viable product can be achieved under any situation. We have not generated any revenue from operations to date.

At June 30, 2013, we had cash on hand of $265. In order to continue our corporate existence and prepare for future business operations, we will need additional funding. If we are unable to raise necessary capital, our business will fail and any investment made into the Company would be lost in its entirety.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, and investor acceptance of our business plan. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of shares of common stock or advances from our directors, founders and officers.

WE WILL NEED SIGNIFICANT CAPITAL REQUIREMENTS TO CARRY OUT OUR BUSINESS PLAN, AND WE WILL NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED.

We will require significant expenditures of capital in order to acquire and develop our planned operations. We estimate that we will require a minimum of $300,000 to carry out our operations for the next 12 months. As of June 30, 2013, we had approximately $265 in cash. We plan to obtain the necessary funds through an equity offering. We may not be able to raise sufficient amounts from our planned source. In addition, if we underestimate the total amount needed to fully implement our business plan, our ability to continue the development of our business could be adversely impacted.

Our ability to obtain additional financing is subject to a number of factors, including but not limited to:

•	Market conditions;
•	Investor acceptance of our business model; and
•	Investor response to our offering.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are unable to raise additional financing, we will have to significantly reduce our spending, delay or cancel planned activities or substantially change our current corporate structure. In such an event, we intend to implement expense reduction plans in a timely manner. However, these actions would have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

WE CURRENTLY HAVE LIMITED FINAINCIAL RESOURCES AND AS A RESULT OF BECOMING A REPORTING COMPANY, OUR CASH NEEDS WILL INCREASE AND OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN WILL BE IMPACTED.

We have limited financial resources at present; as of June 30, 2013, we had $265 of cash on hand. Upon the effectiveness of our Registration Statement, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time. We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations. In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations. We expect that, during our first year of operations, we will incur costs for professional fees in the approximate amount of up to $20,000. These costs will increase our cash needs and may hinder or delay our ability to develop our proposed business plan

BECAUSE WE ARE A SHELL COMPANY AS DEFINED UNDER RULE 405 and RULE 144(i)(1); WE HAVE RESTICTIONS ON OUR ABILITY TO USE REGISTRATION STATEMENTS ON FORM S-8; THERE ARE LIMITATIONS ON OUR SECURITY HOLDERS TO USE RULE 144; AND THERE IS A POTENTIAL REDUCED LIQUIDITY OR ILLIQUIDITY OF OUR SECURITIES.

The Company has nominal operations and nominal assets, as such under Rule 144(i)(1) we are defined as a shell company. Rule 144 is not available for the resale of unregistered securities issued by a shell company whether reporting or not. These securities can be resold only through a resale registration statement, unless certain conditions are met. These conditions are:

•	the issuer of the securities has ceased to be a shell company;

•	the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

•	the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

•	one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the Commission reflecting its status as an entity that is no longer a shell company.

The 24,570,000 restricted common shares issued to the founding shareholders are unregistered securities and will not be available for resale until the above conditions and specifications are met. Moreover, if these conditions are satisfied, then the securities can be sold, but will be subject to all other applicable Rule 144 conditions. These requirements for resale of unregistered securities as a shell company may have a negative impact upon liquidity of the Company’s common stock.

OUR AUDITOR HAS INDICATED IN ITS REPORT THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AS A RESULT OF OUR LACK OF REVENUES AND IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUE OR SECURE FINANCING WE MAY BE REQUIRED TO CEASE OR CURTAIL OUR OPERATIONS.

Our auditor has indicated in its report that our lack of revenue raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate revenue or secure financing we may be required to cease operations, which in return may result in a complete loss of any investment made into the Company.  The Company believes that we will need a minimum $20,000 to continue as a going concern over the next 12 months and a minimum of $119,000 to purchase our first HRES prototype.

IF JEFFERY LAMBERSON, OUR PRINCIPAL OFFICER SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.WHICH COULD RESULT IN SUSPENSION OF OPERATIONS.

We depend heavily on the services of our principal officer and director, Jeffery Lamberson, for the future success of our business.  Loss of services of Mr. Lamberson, for any reason, would have a material adverse impact on our business, financial condition and results of operations. We carry no key personnel life insurance policies on Mr. Lamberson and we have no contract for his services.

BECAUSE OUR OFFICERS HAVE NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT FOR PUBLIC COMPANIES, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only two officers. Neither possesses formal training in financial accounting or management; however, they are responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. Mr. Lamberson has no formal training in financial accounting matters of public companies, however, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Without sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

BECAUSE OUR OFFICERS HAVE NO EXPERIENCE IN THE DEVELOPMENT OF RENEWABLE ENERGY EQUIPMENT OR SYSTEMS OR IN THE DISTRIBUTION, INSTALLATION OR OPERATION OF RENEWABLE ENERGY SYSTEMS AS SUCH, OUR LACK OF EXPERIENCE COULD CAUSE OUR BUSINESS TO FAIL.

We have only two officers. Neither possesses experience in the development of renewable energy equipment or systems or in the distribution, installation or operation of renewable energy systems. Without sufficient experience, there is no assurance our officers will be capable of creating, implementing or completely developing this technology, or that it can be used effectively or efficiently. If this technology is not developed within acceptable parameters of cost, effectiveness, and time, the Company will probably not be able to implement its anticipated business plan.  This could have a major negative impact on the Company.

WE MAY BE UNABLE TO HIRE AND RETAIN KEY PERSONNEL.

Our future success depends on our ability to attract qualified personnel. We may be unable to attract these necessary personnel. If we fail to attract or retain skilled employees, we may be unable to generate sufficient revenue to offset our operating costs.

WE MAY BE SUSCEPTIBLE TO AN ADVERSE EFFECT ON OUR BUSINESS DUE TO THE CURRENT ECONOMIC CRISIS AND FUTURE LEGISLATION.

The success of our business development could be greatly impacted by the current worldwide economic crisis, specifically if economic factors cause a lowered demand for green energy, or if future legislation lessens or removes the requirements for green energy production or utilization.  Without an active market for green energy, our proposed business could likely fail, resulting in a complete loss of any investment made into the Company. The Company is currently unaware of any existing legislation or regulations, or proposed legislation or regulations that may adversely affect our business. However, as a prophylactic measure, and although we are unaware of any reason why such legislation or regulation would be approved, we raise this issue as bills can still be brought in the California legislature and Congress as of date of this filing.

WE HAVE NO EXPERIENCE OPERATING AS A PUBLIC COMPANY. AS SUCH, OUR LACK OF EXPERIENCE COULD RESULT IN OUR BUSINESS TO FAIL.

We have never operated as a public company. We have no experience complying with the various rules and regulations required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment.

AS A REPORTING COMPANY WE WILL BE SUBJECT TO MAINTAINING AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS; HOWEVER, BECAUSE WE WILL BE A SMALLER REPORTING COMPANY WE WILL NOT BE SUBJECT TO THE MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING OR THE AUDITORS ATTESTATION REPORT UNTIL AN ANNUAL REPORT IS REQUIRED OR HAS BEEN FILED FOR THE PRIOR FISCAL YEAR.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. Upon effectiveness if this Registration Statement we will be a reporting company and subject to have these internal controls in place and effective. However, as a result of our limited management depth, we may have difficulty in implementing our internal controls over its financial reporting. Furthermore, during the course of the evaluation, documentation, we may identify deficiencies that management may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.

Investors must be aware we will not be required to comply with the management’s annual report on internal control over financial reporting or subject to the auditor’s attestation report until we are required to file our annual report or our annual report has been filed for the prior fiscal year.

Moreover, effective internal controls are necessary for our Company to produce reliable financial reports and are important to help prevent fraud. Our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business.

THIS OFFERING IS ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT REQUIRED TO BE RAISED AND WE CAN ACCEPT INVESTOR FUNDS AT ANY TIME WITHOUT ANY OTHER INVESTMENT FUNDS BEING RAISED.

No minimum amount of investment funds are required to be raised before we can accept your investment funds. This is a best efforts offering with no stated minimum. No investment funds will be placed in an escrow account pending the attainment of a minimum amount of investment proceeds. Once we accept your investment funds we will be under no obligation to return such funds to you even if no other investment funds are raised in this offering. Investors must be aware that we may not even raise sufficient funds to cover the anticipated costs of this offering, estimated at $9,500. If less than the full amount of this offering is achieved through this offering, investors would likely lose their investment made into the Company in its entirety.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders.

This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

OUR COMMON STOCK CURRENTLY HAS NO TRADING MARKET AND THERE IS NO GUARANTEE A TRADING MARKET WILL EVER DEVELOP FOR OUR SECURITIES.

There is presently no demand for our common stock. There is presently no public market for the shares being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL NOT BE SUBJECT TO ALL OF THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (“34 ACT”) THUS LIMITING INFORMATION AVAILABLE ABOUT THE COMPANY.

Upon the effectiveness of the registration statement (which includes this prospectus) we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, and other information with the Securities and Exchange Commission, as required. Currently, we do not expect to file a 1934 Act registration statement. Accordingly, and because at this time we are not going to have a class of securities registered under the 34 Act, we will not be subject to proxy rules or Section 16 or 14 of the 1934 Act, until such time as we do file a 34 Act registration statement. This means that information regarding securities holdings of our officers, directors and 10% stockholders will not be made available on a current basis and we will be able to take shareholder actions without complying with the SEC's proxy rules. In addition, Section 15(d) of the 34 Act provides an automatic suspension of the periodic reporting obligation as to any fiscal year (except the fiscal year in which the registration statement became effective) if an issuer has fewer than 300 security holders of record at the beginning of such fiscal year. If our reporting obligation is suspended, investors in our stock may be adversely impacted by the lack of such information, including current reports, periodic reports and annual reports.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we are unable to sell most of the shares in this offering, we will be forced to reduce our proposed business operations until such time as additional monies can be obtained, either through loans or financings.  As former President of MIPSolutions, a publicly traded company, Mr. Lamberson sold shares pursuant to a SEC filing for MIPSolutions between April 2006 and November 2006.  Other than that instance, none of our officers and directors have any experience in selling shares pursuant to a self-underwriting offering.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES.

 Our shares are penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.50 you pay for them. As of June 30, 2013, our net tangible book value (assuming that a total of 24,750,000 Common Shares were issued and outstanding) was ($248,703) or approximately ($0.010) per share.  Assuming that $3,000,000 of maximum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $.050 per share will be approximately $0.41 per share, and the gain by existing investors will be approximately $0.089 per share. Assuming that $300,000 of minimum net proceeds are realized from this Offering, the dilution to new investors from the Offering price of $0.50 per share will be approximately $0.50 per share, and the gain by existing investors will be approximately $0.012 per share.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR’S SUBSCRIPTIONS, IF WE FILED FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the purchasing and installation of HRES units.

BECAUSE WE HAVE ELECTED TO NOT OPT OUT OF THE EXTENDED TRANSITION PERIOD UNDER SECTION 107(b) OF THE JOBS ACT, THIS ALLOWS US TO DELAY ADOPTION OF CERTAIN FINANCIAL DISCLOSURES AND MAY MAKE IT DIFFICULT FOR AN INVESTOR TO COMPARE OUR FINANCIAL SITUATION AGAINST OTHER PUBLIC COMPANIES

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company.   Our financial statements may not be comparable to companies that comply with public company effective dates.  This may make comparison of the Company’s financial statements with any other public company which is not neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as different or revised standards may be used.

These risk factors, individually or occurring together, would have a substantially negative effect on our business and could cause our business to fail.

USE OF PROCEDEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.50. There is no assurance that we will raise the full $3,000,000.

The following table below sets forth the uses of proceeds assuming the sale of 10%, 25%, 50% and 100% of the securities offered for sale in this offering by the company. For further discussion see Plan of Operation.

	If 10% of Shares are Sold	If 25% of Shares are Sold	If 50% of Shares are Sold	If 100% of Shares are Sold
GROSS PROCEEDS FROM THIS OFFERING	$300,000	$750,000	$1,500,000	$3,000,000

Less: OFFERING EXPENSES
SEC and Filing Expenses	$5,500	$5,500	$5,500	$5,500
Transfer agent	$4,000	$4,000	$4,000	$4,000
SUB-TOTAL	9,500	9,500	9,500	9,500

Less: Phase 1
Distributor Agreement Payment	$50,000	$50,000	$50,000	$50,000
Accounts Payable	$1000	$1000	$1000	$1000
Notes Payable (See Note 1)	$70,500	$70,500	$70,500	$70,500
Purchase of 20kw HRES System	$119,000	$119,000	$119,000	$119,000
Pilot Plant Metering and Interconnection Expense	$10,000	$10,000	$10,000	$10,000
Administrative Expenses (including salary, legal
office, accounting and consulting)	$40,000	$40,000	$40,000	$40,000
SUB-TOTAL	$290,500	$290,500	$290,500	$290,500

Less: Phase 2
Purchase of 100kw HRES System		$350,000	$350,000	$350,000
Commercial Pilot Metering, and Interconnection		$40,000	$40,000	$40,000
Administrative Expenses (including salary, legal
office, accounting and consulting)		$60,000	$60,000	$60,000
SUB-TOTAL		$450,000	$450,000	$450,000

Less: Phase 3
Installation and Operation of Distributed Power
Plants, 50kw to 250kw			$600,000	$600,000
Administrative Expenses (including salary, legal
office, accounting and consulting)			$150,000	$150,000
SUB-TOTAL			$750,000	$750,000

Less: Phase 4
Installation and Operation of Distributed Power
Plants, 250kw to 600kw				$770,000
Exclusive License Agreement Payment				$500,000
Administrative Expenses (including salary, legal
office, accounting and consulting)				$230,000
SUB-TOTAL				$1,500,000

TOTALS	$300,000	$750,000	$1,500,000	$3,000,000

Note 1:  Some or all of the notes are related party payables.

A total $2,457 has been raised from the sale of stock to our founders at par value - this stock is restricted and is not being registered in this offering. As of June 30, 2013, Halex had a balance (less outstanding checks) of $265.

The above figures within the table represent estimated costs. Potential investors must be aware that this offering is a best efforts offering with no minimum requirement of proceeds to be raised for the Company to utilize funds from the sale of the shares. As such, the Company may not be successful in selling even 10% of the shares. We plan to allocate the initial funds received to first to cover the Offering Expenses, estimated at $9,500 and then fund Phase I, Phase II, Phase 3, and Phase 4 as detailed within the above table.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Halex and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.50 per share. This price is significantly greater than the price paid by the company's founders.  The founders paid par value of $0.0001 per share a difference of $0.4999 per share lower than the per share price in this offering.

DILUTION

Dilution represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 10%, 25%, 50%, and 100% of the shares are sold:

	10% of	25% of	50% of	100% of
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.50	$0.50	$0.50	$0.50

Book Value Per Share Before the Offering	$(0.010)	$(0.010)	$(0.010)	$(0.010)

Book Value Per Share After the Offering	$0.002	$0.019	$0.045	$0.089

Net Increase to Original Shareholder	$0.012	$0.029	$0.055	$0.099

Decrease in Investment to New Shareholders	$(0.50)	$(0.48)	$(0.45)	$(0.41)

Dilution to New Shareholders (%)	99%	96%	90%	82%

PLAN OF DISTRIBUTION

Company Offering

The offering consists of a maximum number of 6,000,000 common shares being offered at $0.50 per share with no minimum offering requirement.

If we unable to sell our stock and raise money, we will not be able to complete our business plan and the company will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Halex. All of these shares will be issued to business associates, friends, and family of the management of the Company. The Officers, Jeff Lamberson and Al Foley will not register as broker-dealers in connection with this offering. Neither will be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, and primarily performs substantial duties as Officers and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.0001 per share. We plan to offer 6,000,000 common shares at a price of $0.50 per share. We will not sell any of the 6,000,000 common shares until the Registration Statement has been deemed effective by the Commission.

Common Stock

As of June 30, 2013, there are 24,570,000 shares of common stock issued and outstanding; these shares are held by 38 separate shareholders. The shares are restricted under Rule 144 of the Securities Act. These restricted securities and may be sold without restriction only if they are registered or if they qualify for an exemption from registration under Rule 144.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Halex’s capital stock issued and outstanding and entitled to vote represented in person or by proxy, are necessary to constitute a quorum at any meeting of company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Shell Company Status and Rule 144

BECAUSE WE ARE A SHELL COMPANY AS DEFINED UNDER RULE 405 and RULE 144(i)(1); WE HAVE RESTICTIONS ON OUR ABILITY TO USE REGISTRATION STATEMENTS ON FORM S-8; THERE ARE LIMITATIONS ON OUR SECURITY HOLDERS TO USE RULE 144; AND THERE IS A POTENTIAL REDUCED LIQUIDITY OR ILLIQUIDITY OF OUR SECURITIES.

The Company has nominal operations and nominal assets, as such under Rule 405 and Rule 144(i)(1) we are defined as a shell company; we have restrictions on our ability to use registration statements on Form S-8; There are limitations on our security holders to use Rule 144; and there is a potential reduced liquidity or illiquidity of our securities. Rule 144 is not available for the resale of unregistered securities issued by a shell company whether reporting or not. These securities can be resold only through a resale registration statement, unless certain conditions are met. These conditions are:

-the issuer of the securities has ceased to be a shell company;

-the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

-the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the

-Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

-one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the Commission reflecting its status as an entity that is no longer a shell company.

The 24,570,000 restricted common shares issued to the founding shareholders are unregistered securities and will not be available for resale until the above conditions and specifications are met. Moreover, if these conditions are satisfied, then the securities can be sold, but will be subject to all other applicable Rule 144 conditions. These requirements for resale of unregistered securities as a shell company may have a negative impact upon liquidity of the Company’s common stock.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Andrew Grundman, Attorney at law, an independent legal counsel, has provided an opinion on the validity of Halex’s issuance of common stock and it is presented as an exhibit to this filing.  On June 29, 2011, Andrew Grundman was issued 500,000 shares of common founder’s stock at par value of $.0001 for $50.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Messineo & Co., CPAs, LLC, 2471 N. McMullen Booth Road, Suite 302, Clearwater, FL 33759 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Halex’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF THE BUSINESS

History

Halex Energy Corp. was incorporated on January 20, 2011, in the state of Nevada. Halex has never declared bankruptcy nor been in receivership.  Halex has never been involved in any legal action or proceedings. Since incorporation, Halex has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Halex is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.  The Company does not have any plans, commitments or understanding to engage in a merger or acquisition of another company

General

Halex is a development stage energy company engaged in developing renewable energy systems.   K'Air (a U.S. green energy technology company), is manufacturing a prototype of a Hybrid Renewable Energy System ("HRES"). Halex owns an exclusive license from K’air allowing for Halex to purchase, install sell and/ or operate the HRES System in the state of California. Upon successful completion, economic viability of the prototype unit will be determined. Early testing of some components of the prototype has shown promising results but commercial viability cannot be determined until a series of tests of the assembled prototype have been completed.

K’Air owns the patents and has undertaken the research and development of the technology underlying the HRES and the manufacture of the first prototype. All of the components of the prototype have been built and both pressure tested and tested for functionality, including where the assembled components have produced electricity using a 20 kilowatt rated generator. Currently, the components are undergoing additional testing to determine the exact sizing of the various components for different rated levels of production, initially for 10 kilowatts, 20 kilowatts and 50 kilowatts.  Upon completion of this, the components will be permanently connected together to form a HRES unit.

Halex has provided market input to K’Air to ensure that the design and development of the HRES is market driven. Halex holds exclusive licenses for distribution, installation and operation of HRES covering the entire State of California until December 2013, giving Halex a first to market advantage in the State of California. Halex has the right to renew its exclusive license annually against the payment of annual license fees or to renew at anytime to a non-exclusive license for the payment of no additional license fee.

While not required, the HRES unit is designed to be used with multiple renewable energy sources but combined use is not required.  HRES functions from temperature variances ranging between 0 to 50 degrees Celsius to provide a constant source of electricity.  This has distinct advantages, including higher rates of capacity utilization over other green energy technology such as photovoltaic, which requires direct sunlight, or wind turbines, which rely on unpredictable and intermittent air flows. Halex currently holds exclusive licenses for distribution, installation and operation of HRES covering the entire State of California. HRES could serve to increase the supply of “green energy” worldwide.

HRES offers flexibility because this technology can utilize a broad range of green energy heat sources such as thermal solar, geothermal, biomass and biogas. HRES offers greater advantages because this technology is less susceptible to time of day or meteorological factors because HRES can function on stored heat sources.

Halex's mission is to supply the growing demand for green energy produced electricity with a patent pending hybrid renewable green energy system that management believes will be capable of producing on-demand electricity with over 90% capacity utilization on a low cost, zero pollution basis.

Technology

The HRES can produce electricity by harnessing the Ambient Temperature of the existing surroundings ranging from only 0°C to 35°C, as opposed to the 300°C to 650°C required by steam turbines. This Ambient Temperature is sourced from the surrounding temperature of the outdoors; the room temperature of a building, office or home; or the temperature inside a manufacturing or industrial facility, where the temperature is hotter because of the heat generated from operations such as a foundry, manufacturing, mining, pulp & paper, textiles, commercial kitchens & bakeries, dry cleaning or ship's engine rooms. In addition to harnessing the surrounding temperature, the HRES is designed also to utilize a broad range of green energy heat sources such as thermal solar, geothermal, biomass and biogas to heat, which it uses collectively to warm a heat transfer fluid to this Ambient Temperature. The heat transfer fluid then warms an organic Working Fluid with a very low natural boiling point (e.g. -50°C compared to 100°C for water) to this Ambient Temperature thereby balancing  the equilibrium vapor pressure of the Working Fluid, which transforms the surrounding thermal energy into elastic potential energy in the gaseous part of the fluid. This pressurized gas generates much lower pressures, ranging from 4 bars to 32 bars, which are all that are required to actuate and drive the Work Extraction Process, as opposed to 180 bars to 250 bars for steam turbines. High efficiency steam turbines harness only about 40% of the available thermal energy, with the rest exhausted as waste heat. The HRES Work Extraction Process is specially designed to extract over 95% of the power exploitable from this low pressurized gas that in turn actuates and drives an electrical generator to produce electricity.

The K’Air Pressure Power System comprises 5 processes utilizing a number of specially designed components, repeating a cycle in a closed loop.

Process 1: A heat transfer fluid is warmed to Ambient Temperature in a Heat Recovery Unit containing an Ambient Heat Collector comprised of Heat Exchangers.

Process 2: In the Heat Recovery Unit, the heat exchange between the heat transfer fluid and the Working Fluid is made to attain and to maintain the temperature of the Working Fluid in a range from 0°C to 35°, thereby ensuring sufficient working pressure according to the Temperature/Pressure characteristics of the Working Fluid, to maintain its equilibrium vapor pressure.

Process 3: The pressurized saturated gas exerts force on the Work Extractor Process, thereby extracting power, which actuates and drives a generator to produce electricity. When the gaseous Working Fluid is expelled out of the Work Extractor into the expansion chamber of the Vapor Recovery Unit, the temperature of the gas naturally decreases to its dew point and its pressure returns to atmospheric.

Process 4: The cold gaseous Working Fluid is circulated through a bubbling condenser where it retrieves its liquid state of matter and may be stored at an Ambient Temperature maintained at approximately -28°C or below.

Process 5: The liquid is pumped back at the working pressure into the Heat Recovery Unit, thereby closing the loop and the process continues at Process 1 above.

The HRES uses heat derived from thermal energy to warm a heat transfer fluid, which currently is a glycol-water mixture, to an Ambient Temperature. The HRES is designed to harness the thermal energy from the surrounding temperature and/or from other heat sources. This includes harnessing the thermal energy from one or more other green energy heat sources such as thermal solar, geothermal, biomass and biogas to heat, which the HRES uses collectively to warm a heat transfer fluid to this Ambient Temperature. One cause of low capacity utilization for wind power production is that the wind does not always blow. Similarly for solar power, the sun does not always shine. The market and the developers of renewable energy production are seeking different processes to combine different sources of green energy to increase capacity utilization, and the combination of two or more green sources is referred to as "hybrid". This "hybrid" approach increases capacity utilization thereby yielding greater economic and environmental returns than alternative green power systems  that use wind-power, hydro-power, solar, geothermal, biomass or co-generation on a standalone basis.

Business Opportunity

Management takes note of the high and increasing costs of oil, fuel derivatives and coal, and increasing concern about the environment, greenhouse effects and their consequences on global warming.  Management notes an increasing demand for production of electricity from environmentally-friendly energy sources. However, it appears to management that most alternative green energy systems face a number of problems, including: low capacity utilization ranging from 15% to 35% for wind & solar; location dependency for wind, hydro & geothermal; high amortization periods ranging from 15 to 30 years; and in all cases a requirement for supplemental electricity sources that rely and consume large amounts of fossil fuels.

Halex believes a substantial market exists for HRES-produced electricity.  HRES is capable of generating electricity from multiple green energy sources on demand, and with significantly higher capacity utilization than conventional wind power and solar power systems.  Widespread application of HRES could significantly reduce consumption and reliance of fossil fuels.

Management believes the next wave of green energy will be a paradigm shift to HRES-type technology, with the primary objective being achievement of significantly higher capacity utilization rates than existing wind and solar power technology. Unlike current application of wind and solar technology, management believes it is possible for HRES to attain over 90% capacity utilization.  The result of this higher efficiency could yield greater economic and environmental returns than conventional green energy technology utilizing wind-power, hydro-power, solar, geothermal, biomass or tri-generation on a stand-alone basis.

Although the HRES units are currently in the development stage, K’Air is in the process of completing development of a commercial prototype.  The initial tests have been favorable, and management is encouraged by the continued development of the technology.

Market

California is the second largest consumer of electricity in the United States and each year end users spend in excess of $30 Billion for electricity.  California is also one of the most advanced states in the country for utilizing green energy. Legislation enacted in 2008 mandated that by 2020 California energy producers must obtain 33% of its total energy from renewable sources.  As of the first quarter of 2012, California was only utilizing 15% renewable energy.

As the percent of electricity generated by solar fields and wind farms increases, so will its unreliability.  Conventional green energy sources are vulnerable to meteorological factors, such as clouds over a solar field or lack of sufficient winds on a wind farm.  As a result, for periods of time these operations are unable to produce adequate power, requiring supplemental electricity produced by secondary fossil fuel-powered generating sources.  These secondary sources sometimes require substantial time to be brought online to compensate for these conditions.

Although our Distributor and Licensing agreement allow for us to sell the HRES System throughout California, Halex initially intends to build, own and operate scalable, HRES power plants to sell electricity directly to utilities or end users via existing power grids. We will be focusing on operating small to mid size power plants spread out throughout California (defined as Distributed Power Plants).  HRES technology should enable our power plants to use several types of heat sources which will permit operating at a constant power production level, reducing the pressure put on the operators.  Because recent legislation mandates use of green energy, companies and others subject to these new green energy requirements are generally paying a premium for renewable sources of power.  In addition to legislative requirements, there are also existing federal and state programs designed to promote renewable energy.  Upon completion of our commercial prototype, we intend to begin the testing and certification process to take advantage of available programs.

Terms of Distributor and License Agreements

On September 1, 2013, a new agreement between K’Air and company was executed.  This agreement grants the company an exclusive right to market or deploy the HRES system in the state of California until May 31, 2014 for a payment of $50,000 due December 31, 2013.  At the end of this time period, the company has the right to extend the exclusive nature of the agreement for a payment of $500,000 due on June 30, 2014which will grant company an exclusive license for the period from January 1, 2015 through December 31, 2015.  On December 31 of each year beginning in 2015, company will pay for an exclusive license in an increasing rate as shown in the table below. If the company chooses not to extend the exclusive rights, the agreement converts to a non exclusive distributor agreement.

License agreement defines license payments due as follows:

Initial payment due December 31, 2013	$50,000
June 30, 2014	500,000
December 31, 2015	1,000,000
December 31, 2016	2,000,000
December 31, 2017	3,000,000
December 31, 2018	4,000,000
December 31, 2019 and thereafter	5,000,000

Royalty Payments

In addition to payment for exclusive territorial rights, company agrees to pay K’Air royalty payments on power generated by the HRES units as shown in (B)(B.1)(a)-(c) of Schedule A of the Distributor Agreement.  These payments are due at a rate equal to the greater of: (a) one cent per kilowatt hour of electricity; or (b) 10% of the gross revenue received for the provision of electricity produced directly or indirectly from K’Air.

Commission

In the event K’Air sells a Power Pressure System to a third-party that subsequently installs an HRES unit within company’s territory during a period that company holds an exclusive license, then pursuant to (B)(B.1)(d) of Schedule A of the Distributor Agreement, K’Air will pay company a 10 percent commission of the FOB sales price.

Sales, Installation, Service & Support

As part of the license, company has the right to provide all sales, installation, service and support for all K’Air HRES products within company territory, and outside of the territory if the K’Air HRES unit was sold or leased by company.

In the event that company chooses to operate under a non-exclusive license, they retain the same rights as indicated above with the exception of exclusivity in the territory.

At this time, company is unaware of any existing or probable regulation by any government agency related to our product and use of the product in our business plan except for industry certification from a recognized independent laboratory such as UL.

Phase 1

Upon raising the necessary capital, Halex will continue to work with K’air in developing markets for portable and scalable 20kw to 50kw HRES power units including using technology licensed from K’Air. Once development and testing are completed, we will take delivery of the units and, in conjunction with K’Air begin independent studies for certification in the United States with a recognized testing firm such as UL. We plan to mount units on flatbed trailers for simplified transportation to different site locations. As part of the certification process, we plan to demonstrate the efficiency to potential industry partners and utility companies. Our first unit will be utilized for demonstration purposes only.

Phase 2

Upon completion of Phase 1, the company plans to continue development of markets for larger commercial-grade units with capacity between 100kw to 250kw.    We intend to identify and partner with either a company with a large demand for electricity or a local utility to demonstrate the commercial viability of HRES.  We intend to use this pilot plant to demonstrate the viability of HRES to other potential partners as well as to gain more recognition of the efficiency of our product.  We also intend to use this pilot plant to start the process for certification with state and federal agencies to capture and utilize any tax credits that may be available to us.

Phase 3

In Phase 3, we intend to roll out a revenue model by identifying a property on which to install and operate a number of HRES power units in a series capable of producing up to 3 Megawatts per hour (Mwh) of electricity.  We intend to begin with a 100 kilowatts per hour (kwh) unit and scale up to 3 Mwh over time.  We will look for properties that will provide a lower start-up cost by identifying properties already having access to high voltage power infrastructure.

Phase 4

During Phase 4, we will continue with scale up on the 3 Mwh power plant.  We will identify new partners and properties for continued growth.  Additionally, we will identify potential partners for expansion of manufacturing capacity.

Competition

Competitive Business Conditions

ENERGY PRODUCTION, GENERALLY

In the broad field of energy production, we will be competing against larger, more established power generating companies that rely primarily on nonrenewable energy sources.  Our plan is to compete in the renewable energy sector, which means we will not be competing directly against nonrenewable power generating companies.

NONRENEWABLE ENERGY

In a 2009 study by the U.S. Energy Information Administration, 89 percent of the power generated in the U.S. came from nonrenewable energy sources.  Nonrenewable sources include nuclear, natural gas, coal, hydroelectric and other conventional power generation sources.  We intend to market HRES technology solely for use with renewable energy sources, however, the HRES system could be used to scavenge waste heat from conventional power generators to increase their efficiency.  In that case, HRES technology would be complimentary but not competitive.

RENEWABLE ENERGY

We intend to compete in the renewable energy sector. Renewable energy is energy that comes from resources which are continually replenished such as sunlight, stored heat and geothermal heat.  We believe the HRES technology can offer greater efficiency in these applications.  Additionally, as with nonrenewable energy sources, HRES technology can scavenge waste heat from other renewable energy producers to increase their efficiency.

Company’s Competitive Position in Industry

Our company has yet to enter the Market and has no presence in the renewable energy market thus far. In order to enter into the Market, the HRES technology must complete development and prove efficient and marketable.   As part of the licensing agreement with K’Air, the Company relies on fully functioning HRES technology for marketing, sales and licensing of the HRES technology.

We strongly believe that HRES technology has great potential for a profitable business now and for the near future. Halex intends to build its business on the current trend toward renewable energy and demand for cost-effective energy.

In addition to stand-alone power generation, HRES technology can also be used to scavenge waste heat from traditional energy generators as well as increasing the efficiency from competing renewable energy power generation.

We believe our company has an advantage in the renewable energy market.  HRES technology is designed to be used with multiple renewable energy sources, and Halex holds exclusive licenses for distribution, installation and operation of HRES covering the entire State of California, giving Halex the advantage of an exclusive market to deploy HRES technology.

We believe the renewable energy market has reached a point of maturity that presents consistent growth tendencies, giving room for new, emerging technologies such as HRES.  Further, as Halex is the only one licensed for the technology in California, allowing us to control a discrete segment of the market.  This may enable us to specialize in multiple renewable energy markets and focus our attention and resources on leveraging the advantages HRES technology offers.

Methods of competition

We believe we will have no direct competition in the State of California, because we hold exclusive licenses for the distribution, installation and operation of HRES in that state.

We believe our Company may be able to consolidate exclusive partnerships which could result in distribution of HRES technology with reduced costs. There is no guarantee that we will be able to offer lower cost products, as per our plans.

Employees

Other than our officer and director, Jeffery Lamberson and our officer, Alfred Foley, we have no employees. Assuming financing can be obtained, management expects to hire additional staff and employees as necessary as implement of our business plan requires.

DESCRIPTION OF PROPERTY

Our principal office is located at 9190 Double Diamond Parkway, Reno, NV 89521. Our telephone number is 916.293.3762.  Our e-mail address is info@halexenergy.com. The Company does not own or lease any property. Currently, Mr. Lamberson, our president is providing our office space at no charge.

LEGAL PROCEEDINGS

Halex is not currently a party to any legal proceedings. Halex’s agent for service of process in Nevada is: Laughlin Associates, Inc. 2533 N Carson Street Carson City, NV 89706

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Pursuant to Item 401 (f) of Regulation S-K there are no events that occurred during the past ten (10) years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the registrant:

•
Within the past ten years, no petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•
Within the past ten years, no such person has been convicted in a criminal proceeding concerning fraud, embezzlement, securities violations or any other matters involving moral turpitude and is not currently a named subject of any pending criminal proceeding

•
Within the past ten years, such person was not the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

o
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

o	Engaging in any type of business practice; or
o	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

•
Within the past ten years, such person was not the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in Regulation S-K, Item 401 paragraph (f)(3)(i) entitled Involvement in Certain Legal Proceedings , or to be associated with persons engaged in any such activity;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

•
Such person was not found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
Such person was not the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

o	Any Federal or State securities or commodities law or regulation; or
o
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

o	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•
Such person was not the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Halex can provide no assurance that the shares will ever have a market in the future. In the future if a market does not materialize for the common stock investors would not be able to sell the stock they purchased.

Purchases of Equity Securities by the Small Business Issuer and Affiliates

Between February 2, 2012 and June 30, 2012, the company issued 24,570,000 shares of founder’s stock.  It was determined at the time for all founders to pay par value for the shares sometime before September 30, 2012 which was later extended to December 31, 2012.  As of the time of this filing, all founders shares that have been allotted, have been paid for.   No other shares have been sold by the company.

Holders of the Common Stock

As of the date of this registration statement, Halex had 38 registered shareholders owning 24,570,000 common shares, which represent 100% of the issued and outstanding common stock.  The 24,570,000 existing shares are currently restricted and are NOT being included as part of this registration statement.  The list of shareholders is as follows:

Al Dukes	40,000
9617 Tessara Ct.
Elk Grove, CA 95624

Al Foley	500,000
3941 Park Dr, Ste 20-196
El Dorado Hills, CA 95762

Jeff Lamberson, Custodian	100,000
FBO Alaina Lamberson
3941 Park Dr, Ste 20-196
El Dorado Hills, CA 95762

Andrew Neitlich	250,000
1088 Mallard Marsh Drive
Osprey, FL 34229

Andrew Watling	1,200,000
3567 Maidens Rd.
Powhatan, VA 23139

Andy Grundman	500,000
1415 L Street, Suite 1000
Sacramento, CA 95814

Benchmark Trading, LLC	2,400,000
PO Box 770246
Memphis, TN 38177

Carol lyn Martens	100,000
6476 Fox Street
West Vancouver, BC, Canada V7W 3G4

Christine Castiluccio	60,000
108 Gold Strike Way
San Andreas, CA 95249

Curtis Cleavland	20,000
PO Box 246
Fair Oaks, CA 95762

David Olson	20,000
7405 Sagebrush Dr.
Parker, CO 80138

Diane Hoang	20,000
6825 Rancho Pico Way
Sacramento, CA 95828

Ernest Corr	50,000
1415 Knollcrest Dr.
Roseville, CA 95661

G. Wesley Sodorff	500,000
4928 N Vista View Cir
Spokane, WA 99212

Gina Jackson	500,000
536 Meybees Ct.
El Dorado Hills, CA

Jeff Lamberson, Custodian	100,000
FBO Hanna Lamberson
3941 Park Dr, Ste 20-196
El Dorado Hills, CA 95762

Insight Asset Management, Inc.	2,400,000
8673 Brackenbury CV
Cordova, TN 38016

Jameson Capital, LLC	250,000
4328 West Hiawatha, Ste 101
Spokane, WA 99208

Jeff Lamberson	4,500,000
3941 Park Dr, Ste 20-196
El Dorado Hills, CA 95762

John Coghlan	250,000
West 3773 fifth Ave, Suite 311
Post Falls, Idaho 83854

John Winkley	300,000
1925 Vista Creek Dr
Roseville, Ca 95661

Judy Nordstrud	100,000
15837 Trackside Drive
Odessa, FL 33556

Keenan Family Trust	20,000
C/O William Keenan
3755 Brighton Way
Reno, NV 89509

Keihl Hutchings	150,000
2149 Masters Rd
Marcellus, NY 13108

Keith White	500,000
7721 East Trent Ave.
Spokane Valley, WA 99212

Keneth Cayler	400,000
1013 Vessona circle
Folsom, CA 95630

Larry Rowe	20,000
6313 Rolling hills Dr.
Roseville, CA 95661

LeeShore Solutions, LLC	2,400,000
PO Box 770246
Memphis, TN 38177

Mark Quinn	100,000
7 Greenfield Dr.
Weston, CT 06883

Michael Cooper	20,000
5718 La Field Dr.
Fair Oaks, CA 95628

Michael Kipp	1,000,000
11 Diggins Dr.
Folsom, CA 95630

Nelma Pireira	150,000
8563 Ansell Place,
West Vancouver, BC Canada V7W 2W3

NewHaven Capital, LLC	2,400,000
PO Box 770246
Memphis TN 38177

Robb Perkinson	250,000
8563 Ansell Place,
West Vancouver, BC Canada V7W 2W3

Scott Christie	500,000
7626 Albert Tillinghast Dr.
Sarasota, FL 34240

Steve Ashe	20,000
5201 80th St.
Sacramento, CA. 95820

Tidewater Management Services, Inc	2,400,000
292 E Erwin Drive
Memphis, TN 38117

Tom Bautista	80,000
1255 Crescendo Dr.
Roseville, CA 95678

TOTAL	24,570,000

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any further determination to pay cash dividends will be at the discretion of our board of directors and will be dependent on the financial condition, operating results, capital requirements and other factors that our board deems relevant. We have never declared a dividend.

Equity Compensation Plan

To date, Halex has no equity compensation plan, has not granted any stock options and has not granted registration rights to any person(s).

Halex Enery Corporation
Financial Statements
For the Years Ended December 31, 2012 and 2011

Messineo & Co., CPAs LLC 2471 N McMullen Booth Rd, Ste. 302 Clearwater, FL 33759-1362 T: (727) 421-6268 F: (727) 674-0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Halex Energy Corporation
Reno, NV

We have audited the balance sheets of Halex Energy Corporation, a development stage company, as of December 31, 2012 and 2011 the related statement of operation, changes in stockholders’ equity, and cash flows for the years then ended and for the period January 20, 2011 (date of inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Halex Energy Corporation as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended and for the period January 20, 2011 (date of inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses resulting in accumulated deficit, has not generated revenue, has not emerged from the development stage, and may be unable to raise further funds through equity or other traditional financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Messineo & Co., CPAs, LLC
Clearwater, Florida
September 30, 2013

HALEX ENERGY CORP.
(A Development Stage Entity)
BALANCE SHEETS

	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$750	$40
Interest receivable	2,895	974
Notes receivable	23,325	12,325
Total Current Assets	26,970	13,339

TOTAL ASSETS	$26,970	$13,339

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$6,500	$133
Accrued compensation	128,155	69,240
Accrued interest	2,104	597
Current portion of notes payable	86,400	24,500
Total Current Liabilities	223,159	94,470

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 75,000,000 shares authorized; 24,570,000 and 24,570,000 shares issued and outstanding, respectively	2,457	2,457
Stock subscription receivable	-	(2,037)
Accumulated deficit during development stage	(198,646)	(81,551)
Total Stockholders' Deficit	(196,189)	(81,131)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$26,970	$13,339

The accompanying notes are an integral part of these Financial Statements.

HALEX ENERGY CORP.
(A Development Stage Entity)
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,	For the Period January 20, 2011 (Date of Inception) Through December 31,	For the Period January 20, 2011 (Date of Inception) Through December 31,
	2012	2011	2012

REVENUE:
Sales	$-	$-	$-
	-	-	-

OPERATING EXPENSES
Selling, general and administrative expenses	116,609	81,928	198,537
TOTAL OPERATING EXPENSES	116,609	81,928	198,537

LOSS FROM OPERATIONS	(116,609)	(81,928)	(198,537)

OTHER EXPENSE (INCOME)
Interest expense	2,406	597	3,004
Interest income	(1,920)	(974)	(2,895)
TOTAL OTHER EXPENSE (INCOME)	486	(377)	109

NET INCOME (LOSS)	$(117,095)	$(81,551)	$(198,646)

NET INCOME (LOSS) PER COMMON SHARE, BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING, BASIC AND DILUTED	24,570,000	21,480,899

The accompanying notes are an integral part of these Financial Statements.

HALEX ENERGY CORP.
(A Development Stage Entity)
FOR THE YEAR ENDED DECEMBER 31, 2012
STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock		Stock Subscript	Capital in Excess of	Accum.	Total S’Holders
	Shares	Amount	Receivable	Par Value	Deficit	Deficit

Balance, January 20, 2011, Date of Inception	-	$-	$-	$-	$-	$-

Issuance of common stock for cash and receivable, $0.0001	24,570,000	2,457	(2,037)	-	-	420

Net loss	-	-	-	-	(81,551)	(81,551)

Balance, December 31, 2011	24,570,000	2,457	(2,037)	-	(81,551)	(81,131)

Cash received for stock subscription receivable	-	-	2,037	-	-	2,037

Net loss	-	-	-	-	(117,095)	(117,095)

Balance, December 31, 2012	24,570,000	$2,457	$-	$-	$(198,646)	$(196,189)

The accompanying notes are an integral part of these Financial Statements.

HALEX ENERGY CORP.
(A Development Stage Entity)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,	For the Period January 20, 2011 (Date of Inception) to December 31,	For the Period January 20, 2011 (Date of Inception) to December 31,
	2012	2011	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(117,095)	$(81,551)	$(198,646)
Adjustments to reconcile net loss to net cash and cash equivalents
(Increase) in:
Increase in interest receivable	(1,921)	(974)	(2,895)
Increase in:
Accounts payable and accrued expenses	7,874	730	8,604
Accrued compensation and related benefits	58,915	69,240	128,155
Net cash used by operating activities	(52,227)	(12,555)	(64,782)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in notes receivable	(11,000)	(12,325)	(23,325)
Net cash used by investing activities	(11,000)	(12,325)	(23,325)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in stock subscription receivable	2,037	-	-
Proceeds from issuance of notes payable	61,900	24,500	86,400
Proceeds from sale of common stock	-	420	2,457
Net cash provided by financing activities	63,937	24,920	88,857

Net increase (decrease) in cash and cash equivalents	710	40	750

Cash and cash equivalents, beginning of period	40	-	-

Cash and cash equivalents, end of period	$750	$40	$750

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-

The accompanying notes are an integral part of these Financial Statements.

Halex Energy Corp.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011, and for the Period from
January 20, 2011 (Date of Inception) through December 31, 2012

1. Background Information

Halex Energy Corp. (the “Company”), a Nevada corporation, is a development stage company incorporated on January 20, 201. Our fiscal year end is December 31 with our principal office located at 3941 Park Dr. #20-196, El Dorado Hills, California 95762.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.   The Company owns exclusive licenses for operation of a new type of renewable energy in the state of California.  The Company is currently developing a prototype of this generator known as HRES - Hybrid Renewable Energy System.

2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the year ended December 31, 2012, and for the period from January 20, 2011 (Date of Inception) through December 31, 2012, the Company incurred net losses of $117,095 and $198,646. As of December 31, 2012, the Company has an accumulated deficit of $198,646, negative working capital of $196,189 and a stockholders’ deficit of $196,189. The Company used $52,227 of cash from operations during the year ended December 31, 2012, which was funded by proceeds from debt and equity financings. There is no assurance that such financing will be available in the future. In view of these matters, there is substantial doubt that the Company will continue as a going concern. The Company is planning to file a registration statement on Form S-1 with the SEC to register 6 million shares of the Company’s common stock at a price of $0.50 per share.

The Company’s ability to continue as a going concern is highly dependent on our ability to obtain additional sources of cash flow sufficient to fund our working capital requirements. However, there can be no assurance that the Company will be successful in its efforts to secure such cash flow. Any failure by us to timely procure additional financing or investment adequate to fund our ongoing operations, including planned product development initiatives and commercialization efforts, will have material adverse consequences on our financial condition, results of operations and cash flows.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant Accounting Policies

The significant accounting policies followed are:

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. All non-interest bearing cash balances were fully insured at December 31, 2012 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts. Beginning 2013, insurance coverage will revert to $250,000 per depositor at each financial institution, and the Company's non-interest bearing cash balances may again exceed federally insured limits.

Common stock - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue recognition - Generally, the Company recognizes revenue for its products upon shipment to customers, provided no significant obligations remain and collection is probable.  Revenue derived from the sale of licenses is deferred and recognized as revenue on a straight-line basis over the life of the license, or until the license arrangement is terminated.

Financial instruments - The Company accounts for financial instruments in accordance with FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

▪	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

▪
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

▪	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012. The Company uses the market approach to measure fair value for its Level 1 financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.

The respective carrying value of certain on-balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, notes receivable, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Income taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Loss per share - Basic and diluted loss per share are computed based on the weighted-average common shares and common share equivalents outstanding during the period.

Recent Accounting Pronouncements
Recent accounting pronouncements issued by FASB (including EITF), the AICPA and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

4. Notes Receivable

During the year ended December 31, 2012 and the period from January 20, 2011 (Date of Inception) through December 31, 2012, the Company loaned an independent third party money to assist with their development projects.  The notes are due on demand, unsecured and bear interest of 12% annually.  Interest is payable annually on the anniversary of the note date.  The balance of the notes receivable at December 31, 2012 is $23,325 with related accrued interest receivable of $2,895.

5. Notes Payable

Notes payable consist of the following:

	2012	2011
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due September 1, 2012	$5,375	$5,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due May 16, 2014	2,150	2,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due May 19, 2014	2,150	2,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 1, 2014	1,075	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 7, 2014	1,075	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 20, 2014	1,075	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due January 25, 2013	6,000	6,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 6, 2013	1,000	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 28, 2013	1,500	1,500
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due May 16, 2013	3,000	3,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due May 21, 2013	1,000	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due August 1, 2013	1,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due September 30, 2013	4,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due December 11, 2013	10,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due January 26, 2014	2,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due January 31, 2014	16,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due February 8, 2014	2,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due March 1, 2014	1,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due March 4, 2014	5,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 16, 2014	3,000	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 23, 2014	12,500	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 11, 2014	2,500	—
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 4, 2014	2,000	—
	86,400	24,500
Less amounts currently due	(86,400)	(24,500)
Long-term portion	$—	$—

6. Related Party Transactions

The Company has accrued compensation due to the Chief Executive Officer for deferred salaries earned and unpaid as of December 31, 2012 of $128,155.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

7. Income Taxes

There is no current or deferred income tax expense or benefit for the period ended December 31, 2012.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

2012
Tax benefit at U.S. statutory rate	$(38,400)
State income tax benefit, net of federal benefit	(5,600)
Change in valuation allowance	44,000
$—

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

2012
Deferred tax assets (liabilities), current:
Accrued deferred compensation payable	43,600
Valuation allowance	(43,600)
$—
Deferred tax assets (liabilities), noncurrent:
Net operating loss carryforward	66,200
Valuation allowance	(66,200)
$—

As of December 31, 2012, the Company had federal and state net operating loss carry-forwards totaling approximately $66,200, which begin expiring in 2016. The Company has established a valuation allowance to fully reserve all deferred tax assets at December 31, 2012 because it is more likely than not that the Company will not be able to utilize these assets.  The change in the valuation allowance for the year ended December 31, 2012 was an increase of $10,200.

As of December 31, 2012, the Company has not performed an IRC Section 382 study to determine the amount, if any, of its net operating losses that may be limited as a result of the ownership change percentages during 2012. However, the Company will complete the study prior to the utilization of any of its recorded net operating losses.

8. License Agreement

On November 30, 2012 the Company entered into a license agreement with K’Air Energy, Inc. as a distributor of Pressure Power Units, limited to territory defined.  License agreement defines license payments due as follows:

Initial payment due January 31, 2013	$75,000
December 31, 2013	500,000
December 31, 2014	1,000,000
December 31, 2015	2,000,000
December 31, 2016	3,000,000
December 31, 2017	4,000,000
December 31, 2018 and thereafter	5,000,000

Royalty payments are due at a rate equal to the greater of: (a) one cent per kilowatt hour of electricity; or (b) 10% of the gross revenue received for the provision of electricity produced directly or indirectly from K’Air Pressure Power Systems.

9. Subsequent Events

Subsequent to year end, the Company received $64,250 from the issuance of notes payable. These notes payable are due at varying times beginning July 2014, are secured by the Company's assets and bear interest at 5%.

No material events have occurred subsequent that require recognition or disclosure in these financial statements except for those discussed above.  Management has considered subsequent events, through the date the financial statements were available to be issued, September 28, 2013.

HALEX ENERGY CORP.
(A Development Stage Entity)
BALANCE SHEETS

	June 30,	December 31,
	2013	2012
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$265	$750
Interest receivable	5,745	2,895
Notes receivable	59,717	23,325
Total Current Assets	65,727	26,970

TOTAL ASSETS	$65,727	$26,970

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$6,500	$6,500
Accrued compensation	152,609	128,155
Accrued interest	4,183	2,104
Current portion of notes payable, related parties	68,525	27,500
Total Current Liabilities	231,817	164,259

Notes payable, related parties, net of current portion	82,613	58,900
	82,613	58,900

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 75,000,000 shares authorized; 24,570,000 and 24,570,000
shares issued and outstandstanding, respectively	2,457	2,457
Stock subscription receivable	-	-
Accumulated deficit during development stage	(251,160)	(198,646)
Total Stockholders' Deficit	(248,703)	(196,189)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$65,727	$26,970

* The accompanying notes are an integral part of these Financial Statements.

HALEX ENERGY CORP.
(A Development Stage Entity)
STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Period January 20, 2011 (Date of Inception) Through June 30,
	2013	2012	2013	2012	2013

REVENUE:
Sales	$-	$-	$-	$-	$-
	-	-	-	-	-

OPERATING EXPENSES
Selling, general and administrative expenses	25,817	26,473	52,347	50,548	250,884
TOTAL OPERATING EXPENSES	25,817	26,473	52,347	50,548	250,884

LOSS FROM OPERATIONS	(25,817)	(26,473)	(52,347)	(50,548)	(250,884)

OTHER EXPENSE (INCOME)
Interest expense	1,649	394	3,017	704	6,021
Interest income	(1,769)	(379)	(2,850)	(743)	(5,745)
TOTAL OTHER EXPENSE (INCOME)	(120)	15	167	(39)	276

NET INCOME (LOSS)	$(25,697)	$(26,488)	$(52,514)	$(50,509)	$(251,160)

NET INCOME (LOSS) PER COMMON SHARE, BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING, BASIC AND DILUTED	24,570,000	24,570,000	24,570,000	21,480,899

* The accompanying notes are an integral part of these Financial Statements.

HALEX ENERGY CORP.
(A Development Stage Entity)
FOR THE YEAR ENDED DECEMBER 31, 2012 AND THE SIX MONTHS ENDED JUNE 30, 2013
STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock		Stock Subscription	Capital in Excess of	Accumulated	Total Stockholders'
	Shares	Amount	Receivable	Par Value	Deficit	Deficit

Balance, January 20, 2011, Date of Inception	-	$-	$-	$-	$-	$-

Issuance of common stock for cash and receivable, $0.0001	24,570,000	2,457	(2,037)	-	-	420

Net loss	-	-	-	-	(81,551)	(81,551)

Balance, December 31, 2011	24,570,000	2,457	(2,037)	-	(81,551)	(81,131)

Cash received for stock subscription receivable	-	-	2,037	-	-	2,037

Net loss	-	-	-	-	(117,095)	(117,095)

Balance, December 31, 2012	24,570,000	2,457	-	-	(198,646)	(196,189)

Net loss (Unaudited)	-	-	-	-	(52,514)	(52,514)

Balance, June 30, 2013 (Unaudited)	24,570,000	$2,457	$-	$-	$(251,160)	$(248,703)

* The accompanying notes are an integral part of these Financial Statements.

HALEX ENERGY CORP.
(A Development Stage Entity)
STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Period January 20, 2011 (Date of Inception) Through June 30,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(52,514)	$(50,509)	$(251,160)
Adjustments to reconcile net loss to net cash and cash equivalents
(Increase) in:
Increase in interest receivable	(2,850)	(744)	(5,745)
Increase in:
Accounts payable and accrued expenses	3,017	246	10,683
Accrued compensation and related benefits	24,454	41,400	152,609
Net cash used by operating activities	(27,893)	(9,607)	(93,613)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in notes receivable	(36,392)	(1,500)	(59,717)
Net cash used by investing activities	(36,392)	(1,500)	(59,717)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in stock subscription receivable	-	668	-
Proceeds from issuance of notes payable	63,800	15,000	151,138
Proceeds from sale of common stock	-	-	2,457
Net cash provided by financing activities	63,800	15,668	153,595

Net increase (decrease) in cash and cash equivalents	(485)	4,561	265

Cash and cash equivalents, beginning of period	750	40	-

Cash and cash equivalents, end of period	$265	$4,601	$265

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-

* The accompanying notes are an integral part of these Financial Statements.

Halex Energy Corp.
Notes to Financial Statements
For the Three and Six Months Ended June 30, 2013 and 2012
and for the Period January 20, 2011 (Date of Inception) through June 30, 2013

1. Background Information

Halex Energy Corp. (the “Company”), a Nevada corporation, is a development stage company incorporated on January 20, 2011. Our fiscal year end is December 31 with our principal office located at 3941 Park Dr. #20-196, El Dorado Hills, California 95762.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.   The Company owns exclusive licenses in the state of California for operation of a new type of renewable energy.  The Company is currently developing a prototype of this generator known as HRES - Hybrid Renewable Energy System.

2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the six months ended June 30, 2013 and 2012, the Company incurred net losses of $52,514 and $50,509. As of June 30, 2013, the Company has an accumulated deficit of $251,160 negative working capital of $166,090 and negative cash flow from operations of $27,893.  The Company used $27,893 of cash from operations during the six months ended June 30, 2013, which was funded by proceeds from debt financings. There is no assurance that such financing will be available in the future. In view of these matters, there is substantial doubt that the Company will continue as a going concern. The Company is planning to file a registration statement on Form S-1 with the SEC to register 6 million shares of the Company’s common stock at a price of $0.50 per share.

The Company’s ability to continue as a going concern is highly dependent on our ability to obtain additional sources of cash flow sufficient to fund our working capital requirements. However, there can be no assurance that the Company will be successful in its efforts to secure such cash flow. Any failure by us to timely procure additional financing or investment adequate to fund our ongoing operations, including planned product development initiatives and commercialization efforts, will have material adverse consequences on our financial condition, results of operations and cash flows.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant Accounting Policies

The significant accounting policies followed are:

Basis of Presentation
The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the SEC.  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2 regarding the assumption that the Company is a “going concern”).

Development Stage Entity - The Company is a development stage company as defined by section ASC 915, Development Stage Entities.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less. Cash and cash equivalents were $265 and $750 at June 30, 2013 and December 31, 2012, respectively.

Cash Flows Reporting - The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

Common stock - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Financial instruments -
The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

▪	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

▪
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

▪	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2013.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Commitments and Contingencies - The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of June 30, 2013 and December 31, 2012.

Income taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is a less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Loss per share - The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Related Parties - The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  See Note 6 for related party transactions for the periods ending June 30, 2013 and 2012.

Recent Accounting Pronouncements
Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

4. Notes Receivable

During the six months ended June 30, 2013 and the year ended December 31, 2012 the Company loaned  an unrelated  party money to assist with their development projects.  The notes are due on demand, unsecured and bear interest of 12% annually.  Interest is payable annually on the anniversary of the note date.  The balance of notes receivable at June 30, 2013 and December 31, 2012 totaled $59,717 and $23,325, respectively.  Related accrued interest receivable totaled $5,745 and $2,895 at June 30, 2013 and December 31, 2012, respectively.

5. Notes Payable-Related Parties

Notes payable consist of the following:

	June 30, 2013	June 30, 2012
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due February 1, 2014	$5,375	$5,375
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due May 16, 2014	2,150	2,150
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due May 19, 2014	2,150	2,150
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 1, 2014	1,075	1,075
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 7, 2014	1,075	1,075
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 20, 2014	1,075	1,075
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due July 25, 2014	6,450	6,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due October 6, 2014	1,075	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due October 28, 2014	1,613	1,500
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due November 16, 2014	3,225	3,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due November 21, 2014	1,075	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due August 1, 2013	1,000	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due September 30, 2013	4,000	4,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due December 11, 2013	10,000	10,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due January 26, 2014	2,000	2,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due January 31, 2014	16,000	16,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due February 8, 2014	2,000	2,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due March 1, 2014	1,000	1,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due March 4, 2014	5,000	5,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 16, 2014	3,000	3,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 23, 2014	12,500	12,500
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due April 11, 2014	2,500	2,500
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due June 4, 2014	2,000	2,000
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due July 9, 2014	3,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due July 29, 2014	1,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due August 5, 2014	3,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due August 6, 2014	3,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due August 12, 2014	35,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due October 5, 2014	6,400	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due October 12, 2014	1,400	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due November 9, 2014	5,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due November 16, 2014	2,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due December 7, 2014	2,000	-
Note payable; interest at 5% per annum; collateralized by the Company’s assets; due December 11, 2014	2,000	-
	151,138	86,400
Less amounts currently due	(68,525)	(27,500)
Long-term portion	$82,613	$58,900

The long-term portion of notes payable will mature in 2014.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

6. Related Party Transactions

Accrued compensation

The Company has accrued compensation due to the Chief Executive Officer for deferred salaries earned and unpaid as of June 30, 2013 and December 31, 2012 of $152,609 and $128,155, respectively.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

7. Income Taxes

There were no current or deferred income tax expense or benefit for the periods ended June 30, 2013 and December 31, 2012.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

	2013	2012
Tax benefit at U.S. statutory rate	$(18,400)	$(38,400)
State income tax benefit, net of federal benefit	(2,600)	(5,600)
Change in valuation allowance	21,000	44,000
	$-	$-

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

	2013	2012
Deferred tax assets (liabilities), current:
Accrued deferred compensation payable	64,600	43,600
Valuation allowance	(64,600)	(43,600)
	$-	$-
Deferred tax assets (liabilities), noncurrent:
Net operating loss carryforwards	87,900	66,200
Valuation allowance	(87,900)	(66,200)
	$-	$-

As of June 30, 2013, the Company had federal and state net operating loss carry-forwards totaling approximately $87,900, which begin expiring in 2031. The Company has established a valuation allowance to fully reserve all deferred tax assets at June 30, 2013 because it is more likely than not that the Company will not be able to utilize these assets.  The change in the valuation allowance for the six months ended June 30, 2013 was an increase of $21,700.

As of June 30, 2013, the Company has not performed an IRC Section 382 study to determine the amount, if any, of its net operating losses that may be limited as a result of the ownership change percentages during 2013. However, the Company will complete the study prior to the utilization of any of its recorded net operating losses.

8.  Commitments and Contingencies

License Agreement

On November 30, 2012 the Company entered into a license agreement with K’Air Energy, Inc. as a distributor of Pressure Power Units, limited to territory defined. The Agreement was subsequently amended on September 1, 2013 License agreement defines license payments due as follows:

Initial payment due December 31, 2013	$50,000
June 30, 2014	500,000
December 31, 2015	1,000,000
December 31, 2016	2,000,000
December 31, 2017	3,000,000
December 31, 2018	4,000,000
December 31, 2019 and thereafter	5,000,000

Royalty payments are due at a rate equal to the greater of: (a) one cent per kilowatt hour of electricity; or (b) 10% of the gross revenue received for the provision of electricity produced directly or indirectly from K’Air Pressure Power Systems.

9. Subsequent Events

Management has evaluated subsequent events through the date the financial statements were issued, September 28, 2013. Based on our evaluation no events have occurred requiring adjustment or disclosure.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this prospectus.

Overview

We were recently incorporated on January 21, 2011 in the State of Nevada, we have no subsidiaries. We have not begun operations and we have not generated any revenue. We intend to commence operations as a licensor and seller of green electricity and green power generation units.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The minimum amount required to cover our offering expenses and professional fees for the next 12 months has been estimated at approximately $20,000 however we will require a minimum of $300,000 to advance the development of our HRES prototype and that is not sufficient to begin steady revenue.  The Company will require additional capital beyond the proceeds raised in this offering to generate a significant level of operations. Investors must be aware that this offering is a best efforts offer and we may not even raise enough funds to cover operational expenses for the next twelve months.

We have only two Officers and one Director. They are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

The Company’s ability to commence its proposed business is entirely dependent upon the proceeds to be raised in this offering. If we are unable to establish a base of operations we will be unable to generate any revenues in the future. Moreover, if we do not produce sufficient cash flow to support operations over the next 12 months, the Company will likely not be able to continue as a going concern. There are no formal or informal agreements to attain financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

We expect to incur research and development expenses within the next twelve months. We currently do not own any significant plant or equipment that we would seek to sell in the near future. Management does not anticipate the need to hire full time employees over the next 12 months.  Currently, the company believes the services provided by its officers and director should be sufficient for the day to day operations.  The company does intend to utilize consultants as they are needed.

Plan of Operations

The success of our business is entirely dependent upon raising proceeds from this offering. If we are successful in the raise we plan to implement the following activities (based upon proceeds raised from this offering at various levels):

The first phase is estimated to cost up to $290,500 as described below.

Less: Phase 1
Licensing Payment	$50,000
Accounts Payable	$1000
Notes Payable (See Note 1 below)	$70,500
Purchase of 20kw HRES System	$119,000
Pilot Plant Metering and Interconnection Expense	$10,000
Administrative Expenses (including salary, legal
office, accounting and consulting)	$40,000
SUB-TOTAL	$290,500

Note 1:  Some or all of the notes are related party payables.

The second phase would cost up to $450,000 as outlined below.

Less: Phase 2
Purchase of 100kw HRES System	$350,000
Commercial Pilot Metering, and Interconnection	$40000
Administrative Expenses (including salary, legal
office, accounting and consulting)	$60000
SUB-TOTAL	$450,000

The third phase would cost up to $750,000 as outlined below.

Less: Phase 3
Installation and Operation of Distributed Power
Plants, 50kw to 250kw	$600000
Administrative Expenses (including salary, legal
office, accounting and consulting)	$150000
SUB-TOTAL	$750,000

The fourth phase would cost up to $1,500,000 as outlined below.

Less: Phase 4
Installation and Operation of Distributed Power
Plants, 250kw to 600kw	$700,000
Exclusive License Agreement Payment	$500,000
Administrative Expenses (including salary, legal
office, accounting and consulting)	$230,000
SUB-TOTAL	$1,500,000

Please note that the above are estimates and the costs may be significantly different that the above figures. Moreover the above estimates do not include expenses associated with this offering, estimated at $9,500.

We plan to commence the Phase 1 one after raising the required funds from this offering. There can be no guarantee or assurance that the Company will be able to raise the required proceeds through this offering to fund either Phase 1 or Phase 2 described above. If the Company is unable to raise the required proceeds from this offering its business plan would fail and any investment made into the Company would be lost.

Contingent upon this offering and once the proceeds are raised we anticipate beginning Phase I work to begin and take approximately 60-120 days to complete. We currently do not have any verbal or written agreement regarding initiation of any of the above described activities.

Liquidity and Capital Resources

Results of Operations for the Period from Inception through June 30, 2013

We have not earned any revenues from our incorporation on January 21, 2011 to June 30 2013. We do not anticipate earning revenues until we have completed Phase 3, where we have established a fixed site, and are in the process of scaling to a 3MW facility. We have not completed development of a commercially-viable HRES unit, and can provide no assurance that we will be successful in developing it in the future.

We incurred operating expenses in the amount of $251,160 for the period from our inception on January 21, 2011 to June 30, 2013. These operating expenses were comprised of start-up, administrative and legal costs.

As of June 30, 2013, the company has issued promissory notes for funds received from its founding shareholders of $151,138 with $16,125 coming due on or before December 31, 2013.  The company plans to use a portion of the proceeds from this offering to repay the notes but we cannot be certain if the offering will be successful.  If we are not successful, the company may face a default on the notes and could put any assets of the company at risk.

We have significant licensing payments due in the near future and we will need to secure more funding if we are to pursue our business model.  Our agreement with K’Air is exclusive until December 31, 2013 at which time; it converts into a non -exclusive distributor agreement unless a fee of $50,000 is paid for a 1 year extension of the exclusive agreement. As of June 30, 2013, we had loaned K’Air a total of $59,717 which we may convert at our discretion to a payment for the initial distributor agreement.   If we chose to, the company may execute an extension of our exclusive License agreement until December 31, 2015 for a payment of $500,000 due on June 31, 2014. We believe the company would need to raise at least $2,000,000 from this offering to maintain our exclusive status in our license agreement.

We are dependent upon obtaining financing to begin the development of our proposed business. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern in the very near future.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. Halex was incorporated in the State of Nevada on January 21, 2011; we are development stage enterprise and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors" beginning on page 8).

We are seeking equity financing through this offering to provide for the capital required to fully realize our business plan.  Equity financing could result in additional dilution to existing shareholders.  There is no assurance that we will receive the required financing to completely realize our business plan.

Even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, Halex has sufficient funds to address the administrative costs of this offering only. This assumption is based on the fact that, as of June 30, 2013, we had cash on hand (less outstanding checks) of $265 with $314,430 in  liabilities.  We anticipate an additional $9,500of expenses relating to this offering. If we are unable to raise additional capital through this offering we would likely have to cease operations. Our current available cash is insufficient, under limited activities, to sustain operations beyond one month.  We are dependent on our majority shareholder to fund our current obligations, however there is no guarantee of continued funding.

Management estimates that if the Company is successful in selling 10% or more of the common stock it will be able to conduct operations for up to 12 months and continue the development of the HRES prototype, however the likelihood of beginning revenue generating operations if less than 50% of the shares are sold would be very minimal. Management believes if 50% or more of the common stock is sold through this offering, we will be able to develop the commercial HRES system and begin to deploy distributed power generation stations and start revenue flow. Investors must be aware that this is a best efforts offering and we may not be successful in selling even 10% of the common stock.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Policies and Estimates

See “Footnotes” section to the financial statements contained elsewhere in this registration statement for a complete summary of the significant accounting policies used in the presentation of our financial statements. The summary is presented to assist the reader in understanding the financial statements. The accounting policies used conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.  Because of our election to not opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act, our financial statements may not be comparable to companies that comply with public company effective dates.

Our critical accounting policies are as follows:

Concentrations, Risks, and Uncertainties

The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the reporting period.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” management would perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, management uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in the Company’s statement of operations and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements. However, the Company has not issued any stock based compensation and accordingly as of June 30, 2013, no such compensations were being recorded.

Recently Issued Accounting Standards:

Accounting Standards Codification

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.” This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. Management was still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements. Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In April 2010, new accounting guidance was issued for the milestone method of revenue recognition. Under the new guidance, an entity can recognize revenue from consideration that is contingent upon achievement of a milestone in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. This guidance is effective prospectively for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The Company adopted the provisions of this guidance effective July 1, 2010, which did not have a material impact on the Company’s financial statements.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855 on July 9, 2010. The Company has evaluated subsequent events for the period from December 31, 2010 to the date of these financial statements’ filings with the Commission. Pursuant to the requirements of FASB ASC Topic 855, subsequent events are disclosed in Note 10 of the financial statement footnotes.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our original audit firm, Peter Messineo, CPA had merged with the firm of Drake Klein CPAs PA on December 17, 2012 and our original audit report was issued by the merged firm of DKM Certified Public Accountants.  On April 17, 2013 the original audit partner, Peter Messineo, resigned from DKM Certified Public Accountants and re-established his registration as Messineo & Co., CPAs, LLC.  Our December 31, 2012 audit was performed by Messineo & Co., CPAs, LLC and incorporates the audit period December 31, 2011.  There was effectively no change in the auditors, except in name only.

There was no disagreement with DKM Certified Public Accountants.  Our Board of Directors have approved the change in the registered audit firm.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Halex’s executive officer and director and his respective age as of June 30, 2013 are as follows:

Directors:

Name of Director	Age
Jeffery M. Lamberson 3941 Park Dr, Ste 20-196 El Dorado Hills, California, 95762	43

Executive Officers:

Name of Officer	Age	Office
Jeffery M. Lamberson 3941 Park Dr, Ste 20-196 El Dorado Hills, California, 95762	43	President, Treasurer, Chief Financial Officer, Chief Executive Officer, Corporate Secretary

	Age	Office
Al Foley 3941 Park Dr, Ste 20-196 El Dorado Hills, California, 95762	72	Vice President

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years

Jeffery M.  Lamberson, age 43, CEO, CFO, President Treasurer, and Member of the Board of Directors: From 2007 until July 2012, Mr. Lamberson was President and a director of MIPSolutions.  Mr. Lamberson joined the company to help commercialize their proprietary technology, Molecular Imprinting of Polymers and the company was making significant headway in the technology when the economic crisis hit in the fall of 2008.  At that point, three officers and 4 directors resigned. Mr. Lamberson and one other director continued to research the process utilizing external laboratories.  After several tries, the laboratories were not able to duplicate the successes from the past.  At that point he looked to spin off the technology and work to identify a merger candidate.  After many considerations, AWG International was identified and the companies successfully completed the merger in July 2012.   His responsibilities included day to day operations of the company, filing documents with the SEC, accounting and capital formation.  Prior to this, Mr. Lamberson was the sole proprietor of JML Consulting, a financial consulting and capital formations consulting group.  At JML Consulting, Mr. Lamberson assisted small, publicly traded companies in many different areas including capital raises, investor awareness, and management recruiting.

Alfred Foley, age 72, Vice President:  From 2006 until present. Mr. Foley has been a Facilities Maintenance Mechanic with Sacramento Regional Transit. His duties included general maintenance and repair of all structures and equipment (excluding transit). From 1994 until present holds an active B, C6 General contractor's license with Technician Type Universal Certification. Over the past 20 years, Mr. Foley has been involved in home and commercial Construction and repair.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP Payouts	All other compensation
Jeffery M. Lamberson	2011	$10,760	$-	$-	$-	$-	$-	$-
Director, President, CEO, CFO	2012	$37,085	$-	$-	$-	$-	$-	$-
	Through 6/30/13	$23,546	$-	$-	$-	$-	$-	$-

Alfred Foley	2011	$-	$-	$-	$-	$-	$-	$-
Vice President	2012	$-	$-	$-	$-	$-	$-	$-
	Through 6/30/13	$-	$-	$-	$-	$-	$-	$-

Halex did not grant any stock options to the executive officer during the most recent fiscal period ended June 30, 2013. Halex has also not granted any stock options to the executive officer since incorporation, January 21, 2011.

Mr. Lamberson monthly salary is $8,000 per month beginning March 2011.  As of June 30, 2013, the company has paid $71,391 of this salary and accrued the remaining $152,608.

Employment Agreements

There are currently no employment agreements with the officers and director but the company anticipates to during this fiscal year.

Significant Employees

Halex has no significant employees other than the officers and director described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Halex to own more than 5% of the outstanding common stock as of June 30, 2013 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Jeffery M. Lamberson 3941 Park Dr #20-196 El Dorado Hills, CA 95762	4,500,000 shares	18.31%

Common Stock	Benchmark Trading, LLC PO Box 770246 Memphis TN 38177 Control: Tamyra Shepard	2,400,000 Shares	9.77%

Common Stock	Insight Asset Management, Inc. 8673 Brackenbury CV Cordova, TN 38016 Control: Cindy Reaves	2,400,000 Shares	9.77%

Common Stock	LeeShore Solutions, LLC PO Box 770246 Memphis TN 38177 Control: Caroline Vincent	2,400,000 Shares	9.77%

Common Stock	NewHaven Capital, LLC PO Box 770246 Memphis TN 38177 Control: John Vincent	2,400,000 Shares	9.77%

Common Stock	Tidewater Management Services, Inc. 292 E Erwin Drive Memphis, TN 38117 Control: Carter Dickson	2,400,000 Shares	9.77%

Common Stock	Alfred Foley 3941 Park Dr #20-196 El Dorado Hills, CA 95762	500,000	2.04%

Total		17,000,000	69.2%

Officers and Directors As a Group	Jeff Lamberson and Alfred Foley	5,000,000	20.35%

The percentage of ownership listed above represents 69.2% of the total outstanding shares. The remaining 30.08% is currently held by 31 separate shareholders.

The percent of class is based on 24,570,000 shares of common stock issued and outstanding as of June 30, 2013.  Mr. Lamberson, officer and director was issued 4,500,000 shares on February 2, 2011 for which he paid par value of $450.  Alfred Foley, Vice President, was issued 500,000 shares on February 2, 2011for which he paid par value of $50.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Jeffery M Lamberson and Alfred Foley as officers of Halex Energy Corp. are considered promoters with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Halex. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-The Officers

- Sole Director;

-Any person proposed as a nominee for election as a director;

-Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

-Any relative or spouse of any of the foregoing persons who have the same house as such person.

Transactions with Related Parties

Between March 1, 2011 and June 30, 2013 the company issues several promissory notes to founding shareholders in the amounts of $151,138.  The capital received has gone to the operations of the company.  The notes were issued with a term of 18 months from date of issue at a 5% annual interest rate. The notes were issued to the following individuals:

SOME OR ALL OF THESE PROMISSORY NOTES ARE RELATED PARTY PAYABLES.

Name	Issue Date	Maturity Date	Note Amount	Amount if held to maturity
Nelma Pereira	2/1/2012	8/1/2013	$1,000.00	$1,075.00
John Winkley	3/30/2012	9/30/2013	$4,000.00	$4,300.00
John Winkley	6/11/2012	12/11/2013	$10,000.00	$10,750.00
Steve Ashe	7/26/2012	1/26/2014	$1,000.00	$1,075.00
Al Dukes	7/26/2012	1/26/2014	$1,000.00	$1,075.00
Tom Bautista	7/31/2012	1/31/2014	$4,000.00	$4,300.00
Steve Rowe	7/31/2012	1/31/2014	$1,000.00	$1,075.00
Kiehl Hutchings	7/31/2012	1/31/2014	$7,500.00	$8,062.50
Bill Keenan	7/31/2012	1/31/2014	$1,000.00	$1,075.00
Andrew Watling	7/31/2012	1/31/2014	$2,500.00	$2,687.50
Diane Hoang	8/8/2012	2/8/2014	$1,000.00	$1,075.00
Al Dukes	8/8/2012	2/8/2014	$1,000.00	$1,075.00
Andrew Watling	9/1/2012	3/1/2014	$5,375.00	$5,778.13
Andrew Watling	9/4/2012	3/4/2014	$5,000.00	$5,375.00
Mike Cooper	9/5/2012	3/1/2014	$1,000.00	$1,075.00
Michael Kipp	10/11/2012	4/11/2014	$2,500.00	$2,687.50
Christine Castelluccio	10/19/2012	4/19/2014	$3,000.00	$3,225.00
John Cohglan	10/23/2012	4/23/2014	$12,500.00	$13,437.50
Kenneth Caylor	11/16/2012	5/16/2014	$2,150.00	$2,311.25
Michael Kipp	11/19/2012	5/19/2014	$2,150.00	$2,311.25
Ernest Corr	12/1/2012	6/1/2014	$1,075.00	$1,155.63
Bruce Benn	12/4/2012	6/4/2014	$2,000.00	$2,150.00
Curtis Cleaveland	12/7/2012	6/7/2014	$1,075.00	$1,155.63
John Winkley	12/20/2012	6/20/2014	$1,075.00	$1,155.63
Andrew Watling	1/9/2013	7/9/2014	$3,000.00	$3,225.00
Andrew Watling	1/25/2013	7/25/2014	$6,450.00	$6,933.75
Michael Kipp	1/29/2013	7/29/2014	$1,000.00	$1,075.00
Al Dukes	2/5/2013	8/5/2014	$3,000.00	$3,225.00
Andrew Watling	2/6/2013	8/6/2014	$3,000.00	$3,225.00
Gandy Loan	2/12/2013	8/12/2014	$35,000.00	$37,625.00
Mike Kipp	4/5/2013	10/5/2014	$6,400.00	$6,880.00
David Olson	4/6/2013	10/6/2014	$1,075.00	$1,155.63
Andy Watling	4/12/2013	10/12/2014	$1,400.00	$1,505.00
Ernest Corr	4/28/2013	10/28/2014	$1,612.50	$1,733.44
Andy Watling	5/9/2013	11/9/2014	$5,000.00	$5,375.00
Robert Parkinson	5/16/2013	11/16/2014	$3,225.00	$3,466.88
Mike Cooper	5/16/2013	11/16/2014	$2,000.00	$2,150.00
Carole-Lyn Martens	5/21/2013	11/21/2014	$1,075.00	$1,155.63
Al Foley	6/7/2013	12/7/2014	$2,000.00	$2,150.00
Bruce Benn	6/11/2013	12/11/2014	$2,000.00	$2,150.00
			$151,137.50	$162,472.85

1.	An example of the promissory notes listed above have been filed with this amendment under Exhibit 10.2

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the provisions of Nevada Revised Statutes 78.751, Halex shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Halex or is or was serving at the request of  Halex as a director, officer, employee or agent of Halex, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Halex, the Company, shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Halex as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

CORPORATE GOVERNANCE

Board of Directors Structure

The number of directors constituting the entire Board of Directors shall be the number, not less than one fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director.

Independent Directors

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  As a result, we have adopted the independence standards of the NYSE Amex Equities (formerly known as the American Stock Exchange) to determine the independence of our directors and those directors serving on our committees.  These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment.  At this time, we have no independent directors.

Code of Ethics

The Board of Directors adopted a Code of Ethics for the Company on April 10, 2011.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

Halex has not engaged the services of a registrar and transfer agent for our shares of common stock. We plan to select and engage a Transfer Agent within the next six (6) months.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Halex Energy Corp. by Andrew Grundman, Attorney at Law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Please note the Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. Even if the Company is not required to file the reports, it is the intension of the Company to file the necessary reports to be considered fully reporting.

OUTSIDE BACK COVER:

PROSPECTUS

Subject To Completion: Dated_______, 2013

Halex Energy Corp.

Initial Public Offering

6,000,000 shares of common stock, no minimum / 6,000,000 maximum Offered at $.50 per share

Dealer Prospectus Delivery Obligation

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$409.20
Accounting fees and expenses	$6,000.00
Legal fees and expenses	$2,000.00
Miscellaneous	$1,000.00
Total	$9,409.20

Halex is paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Halex Energy’s Bylaws provide for the indemnification of a present or former director or officer.  Halex indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at Halex request as an officer or director.

Halex may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Halex best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

RECENT SALES OF UNREGISTERED SECURITIES

Since Inception, We have issued 24,570,000 shares of common stock for total consideration of $2,457 to 38 founders of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On February 2, 2011 the Directors of the company caused to be issued, 17,000,000 shares of common stock to the following:

Date	Name	Number of Shares	Amount	Exemption
2/2/2011	Jeff Lamberson	4,500,000	$450.00	Section 4(2) of ‘33 Act
2/2/2011	Benchmark Trading, LLC	2,400,000	$240.00	Section 4(2) of ‘33 Act
2/2/2011	Insight Asset Management, Inc.	2,400,000	$240.00	Section 4(2) of ‘33 Act
2/2/2011	LeeShore Solutions, LLC	2,400,000	$240.00	Section 4(2) of ‘33 Act
2/2/2011	NewHaven Capital, LLC	2,400,000	$240.00	Section 4(2) of ‘33 Act
2/2/2011	Tidewater Management Services, Inc	2,400,000	$240.00	Section 4(2) of ‘33 Act
2/2/2011	Al Foley	500,000	$50.00	Section 4(2) of ‘33 Act

On February 3, 2011 the Shareholders approved to allow the directors to issue up to 8,000,000 shares to other founding members.  It was also determined that the founding shareholders must pay par value of $.0001 per share for the founders shares, due no later than December 30 2013.  On June 29, 2011 the allocation of shares had been set at 7, 570,000 shares to be issued and it was determine that no more founding shares were to be issued. At the time of this filing, all founding shareholders have paid for their shares in full. The other founding shareholders are as follows:

Date	Name	Number of Shares	Amount	Exemption
6/29/2011	Al Dukes	40,000	$4.00	Section 4(2) of '33 Act
6/29/2011	Alaina Lamberson	100,000	$10.00	Section 4(2) of '33 Act
6/29/2011	Andrew Neitlich	250,000	$25.00	Section 4(2) of '33 Act
6/29/2011	Andrew Watling	1,200,000	$120.00	Section 4(2) of '33 Act
6/29/2011	Andy Grundman	500,000	$50.00	Section 4(2) of '33 Act
6/29/2011	Carol lyn Martens	100,000	$10.00	Section 4(2) of '33 Act
6/29/2011	Christine Castiluccio	60,000	$6.00	Section 4(2) of '33 Act
6/29/2011	Curtis Cleavland	20,000	$2.00	Section 4(2) of '33 Act
6/29/2011	David Olson	20,000	$2.00	Section 4(2) of '33 Act
6/29/2011	Diane Hoang	20,000	$2.00	Section 4(2) of '33 Act
6/29/2011	Ernest Corr	50,000	$5.00	Section 4(2) of '33 Act
6/29/2011	G. Wesley Sodorff	500,000	$50.00	Section 4(2) of '33 Act
6/29/2011	Gina Jackson	500,000	$50.00	Section 4(2) of '33 Act
6/29/2011	Hanna Lamberson	100,000	$10.00	Section 4(2) of '33 Act
6/29/2011	Jameson Capital, LLC	250,000	$25.00	Section 4(2) of '33 Act
6/29/2011	John Coghlan	250,000	$25.00	Section 4(2) of '33 Act
6/29/2011	John Winkley	300,000	$30.00	Section 4(2) of '33 Act
6/29/2011	Judy Nordstrud	100,000	$10.00	Section 4(2) of '33 Act
6/29/2011	Keenan Family Trust	20,000	$2.00	Section 4(2) of '33 Act
6/29/2011	Keihl Hutchings	150,000	$15.00	Section 4(2) of '33 Act
6/29/2011	Keith White	500,000	$50.00	Section 4(2) of '33 Act
6/29/2011	Keneth Cayler	400,000	$40.00	Section 4(2) of '33 Act
6/29/2011	Larry Rowe	20,000	$2.00	Section 4(2) of '33 Act
6/29/2011	Mark Quinn	100,000	$10.00	Section 4(2) of '33 Act
6/29/2011	Michael Cooper	20,000	$2.00	Section 4(2) of '33 Act
6/29/2011	Michael Kipp	1,000,000	$100.00	Section 4(2) of '33 Act
6/29/2011	Nelma Pireira	150,000	$15.00	Section 4(2) of '33 Act
6/29/2011	Robb Perkinson	250,000	$25.00	Section 4(2) of '33 Act
6/29/2011	Scott Christie	500,000	$50.00	Section 4(2) of '33 Act
6/29/2011	Steve Ashe	20,000	$2.00	Section 4(2) of '33 Act
6/29/2011	Tom Bautista	80,000	$8.00	Section 4(2) of '33 Act

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
3.1	*Articles of Incorporation
3.2	*By-Laws
5.1	*Legal Opinion with Consent
10.1	License Agreement with K'Air Energy, Inc
10.2	Example of promissory note
14.1	*Code of Ethics
23.1	Consent of Accountant

* Previously filed as an exhibit to the registration statement dated January 10, 2013

UNDERTAKINGS

The undersigned Registrant hereby undertakes as follows:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);
(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any additional or changed material information on the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.
(4)
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining of liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities : The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, Nevada October 4, 2013.

HALEX ENERGY CORP.

By: /s/ Jeffery M. Lamberson
Jeffery M. Lamberson
President, Director
Principal Executive Officer
Chief Accounting Officer

Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Jeffery M. Lamberson	President, Chief Executive Officer and Director	October 4, 2013
Jeffery M. Lamberson	(principal executive officer) Chief Financial Officer (principal financial and accounting officer)